Exhibit 99.1

Health Insurance Innovations, Inc. Welcomes Dirk Montgomery as its New Chief Financial Officer

TAMPA, Fla., August 5, 2014 (GLOBE NEWSWIRE) – Health Insurance Innovations, Inc. (“HII”) (NASDAQ:HIIQ), today announced the appointment of Dirk Montgomery as Executive Vice President and Chief Financial Officer, effective September 2, 2014. Mr. Montgomery replaces James Dietz, who is departing HII to pursue other opportunities. Michael Hershberger, Senior Vice President of Finance and Business Development, has been appointed to serve as interim CFO until Mr. Montgomery begins on September 2.

“I want to thank Jim Dietz for his many contributions and sound guidance during his tenure here at HII and welcome Dirk Montgomery as our new CFO. Dirk has a truly impressive track record in capital markets, mergers and acquisitions and overall financial management. In addition to being a proven CFO with publicly-traded companies, he also has experience in fast-paced, consumer direct market-expansion environments such as ours. Dirk’s consumer direct technology background will fit with our growth strategy, particularly with our recent acquisition of the powerful online consumer platform, HealthPocket, Inc. His skills will be invaluable as we focus on accelerating growth, optimizing our capital structure and building our relationships with the investment community,” said Mike Kosloske, CEO of Health Insurance Innovations.

Dirk Montgomery commented, “I’m very excited to join the talented team of innovators at HII and a company with significant growth potential. I look forward to working with Mike Kosloske to expand HII’s visibility in the financial marketplace and to working with the recently acquired HealthPocket team to drive accelerated value and growth.”

Mr. Montgomery has over 20 years’ experience in the food and retail industries as a financial and operational executive, with multiple roles as a public company CFO. Most recently, he was the Chief Financial Officer and an Executive Vice President of Ascena Retail Group, Inc. (NASDAQ: ASNA), a $4.8 billion women’s apparel retail portfolio including the Justice, Lane Bryant, Cacique, maurices, dressbarn and Catherines brands. Prior to his position at Ascena, Mr. Montgomery served as the Chief Financial Officer and Chief Value Chain Officer (responsible for technology and productivity) of Tampa-based Bloomin’ Brands, Inc. from 2006 through early 2013. In his roles at Bloomin’ Brands, Dirk played a key role in several capital markets and M&A transactions including the leveraged buyout of the company, debt restructuring and an initial public offering. Dirk has an undergraduate degree in Accountancy from Miami University of Ohio, a CPA from the State of Ohio, and an MBA from the University of Chicago.

About Health Insurance Innovations, Inc.

Health Insurance Innovations, Inc. (HII) develops affordable, high-quality health insurance products through partnerships with best-in-class insurance carriers, distributed through licensed insurance agents as plan configurations customized for the individual consumer. These transactions take place via the industry’s first virtual administrator, an entirely cloud-based proprietary process —Quote-Buy-Print— providing proof-of-coverage to insured in minutes rather than weeks. HII is a data-driven digital business informed by its consumer division. HII’s consumer division includes HealthPocket.com’s Research &

Data business, the largest repository (of any kind) of health insurance information and HealthPocket.com, the only online resource that offers consumers one-click access to unbiased rankings of all available health-insurance plans.

Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on the Company’s current assumptions, expectations and belief are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, our ability to integrate our acquisitions (including our July 2014 acquisition of HealthPocket, Inc.), competition, changes and developments in the United States health insurance system and laws, and HII’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HII’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, all as filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT:

Health Insurance Innovations, Inc.:

Mike Hershberger

Interim Chief Financial Officer

(877) 376 5831 ext.313

mhershberger@hiiquote.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

(212) 966 3650

susan@sanoonan.com

Media Contact:

Emily Hendricks

Zeno Group

646-263-4921 (mobile)